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                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002(2)

         With reference to the Quarterly Report of Marvell Technology Group Ltd. (the "Company") on Form 10-Q for the quarter ended April 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George A. Hervey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GEORGE A. HERVEY
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George A. Hervey
Vice President and Chief Financial Officer
June 16, 2003

A signed original of this written statement required by 18.U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (SEC) or its staff upon request.

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(2)      The material contained in this Exhibit 99.2 is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.